Exhibit 99.1

FOR RELEASE: Thursday, January 21, 2016 at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2015

Shreveport, Louisiana – January 21, 2016 – Home Federal Bancorp, Inc. of Louisiana (the "Company") (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended December 31, 2015 of $681,000, a decrease of $154,000, or 18.4% compared to net income of $835,000 reported for the three months ended December 31, 2014. The Company's basic and diluted earnings per share were $0.36 and $0.35, respectively, for the three months ended December 31, 2015, compared to basic and diluted earnings per share of $0.42 and $0.41, respectively, for the quarter ended December 31, 2014.

The Company reported net income of $1.62 million for the six months ended December 31, 2015, a decrease of $36,000, compared to $1.66 million for the six months ended December 31, 2014. The Company's basic and diluted earnings per share were $0.85 and $0.83, respectively, for the six months ended December 31, 2015, compared to $0.83 and $0.81, respectively, for the six months ended December 31, 2014.

The decrease in net income for the three months ended December 31, 2015, resulted primarily from an increase of $291,000, or 12.3%, in non-interest expense, and a $22,000, or 0.7%, decrease in net interest income, partially offset by a $79,000, or 19.3%, decrease in income tax expense, a $54,000, or 67.5%, decrease in the provision for loan losses and a $26,000, or 4.4% increase in non-interest income. The decrease in net interest income for the three months ended December 31, 2015, was primarily due to an increase of 51,000, or 8.3%, in aggregate interest expense primarily due to an increase in interest paid on deposits, partially offset by an increase of $29,000, or 0.8%, in total interest income.  The Company's average interest rate spread was 3.39% for the three months ended December 31, 2015, compared to 3.65% for the three months ended December 31, 2014. The Company's net interest margin was 3.58% for the three months ended December 31, 2015, compared to 3.83% for the three months ended December 31, 2014. The decrease in the average interest rate spread on a comparative quarterly basis was primarily the result of a decrease of 23 basis points in average yield on interest-earning assets.  The decrease in net interest margin was primarily the result of a higher average volume of interest earning assets for the three months ended December 31, 2015 compared to the prior year quarterly period.

The decrease in net income for the six months ended December 31, 2015, resulted primarily from an increase of $586,000, or 12.4%, in non-interest expense, partially offset by an increase of $308,000, or 25.2%, in non-interest income, an increase of $181,000, or 3.0%, in net interest income, a decrease of $32,000, or 3.9%, in income tax expense, and a decrease of $29,000, or 24.2%, in the provision for loan losses. The increase in net interest income for the six month period was primarily due to a $319,000, or 4.4%, increase in total interest income, partially offset by a $138,000, or 11.5%, increase in interest expense on borrowings and deposits due to an overall increase in interest bearing liabilities.  The Company's average interest rate spread was 3.43% for the six months ended December 31, 2015, compared to 3.64% for the six months ended December 31, 2014.  The Company's net interest margin was 3.62% for the six months ended December 31, 2015, compared to 3.83% for the six months ended December 31, 2014.  The decrease in net interest margin and average interest rate spread is attributable primarily to a decrease of 19 basis points in average yield on interest earning assets.

The following table sets forth the Company's average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended December 31,
	2015		2014
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$276,657	5.12%	$268,376	5.12%
Investment securities	41,236	1.85	54,706	2.08
Interest-earning deposits	26,337	0.31	1,479	0.11
Total interest-earning assets	$344,230	4.36%	$324,561	4.59%

Interest-bearing liabilities:
Savings accounts	$22,143	0.38%	$13,363	0.20%
NOW accounts	34,574	0.89	30,540	0.72
Money market accounts	46,635	0.30	41,971	0.32
Certificates of deposit	145,289	1.29	129,428	1.41
Total interest-bearing deposits	248,641	0.96	215,302	1.03
Other bank borrowings	742	3.58	-	-
FHLB advances	26,310	0.96	46,966	0.56
Total interest-bearing liabilities	$275,693	0.97%	$262,268	0.94%

	For the Six Months Ended December 31,
	2015		2014
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$280,407	5.12%	$260,623	5.18%
Investment securities	42,603	1.82	54,263	1.95
Interest-earning deposits	23,342	0.28	2,835	0.32
Total interest-earning assets	$346,352	4.39%	$317,721	4.58%

Interest-bearing liabilities:
Savings accounts	$21,156	0.37%	$13,076	0.20%
NOW accounts	34,873	0.88	28,383	0.70
Money market accounts	47,168	0.31	43,486	0.34
Certificates of deposit	145,523	1.29	127,407	1.41
Total interest-bearing deposits	248,720	0.97	212,352	1.02
Other bank borrowings	371	3.58	-	-
FHLB advances	28,340	0.88	41,788	0.53
Total interest-bearing liabilities	$277,431	0.96%	$254,140	0.94%

The $26,000 increase in non-interest income for the quarter ended December 31, 2015, compared to the prior year quarterly period was due to an increase of $26,000 in service charges on deposit accounts, and an increase of $13,000 in gain on sale of loans, partially offset by a $10,000 decrease in gain on sale of securities, a $1,000 decrease in income on Bank Owned Life Insurance, and a $2,000 decrease in other non-interest income.  The $308,000 increase in non-interest income for the six months ended December 31, 2015, compared to the prior year period was primarily due to increases of $267,000 in gain on sale of loans, and $59,000 in service charges on deposit accounts, partially offset by a $10,000 decrease in gain on sale of securities, a $5,000 decrease in other non-interest income, and a $3,000 decrease in income on Bank Owned Life Insurance.  The Company sells most of its fixed rate mortgage loan originations other than those loans selected for portfolio.

The $291,000 increase in non-interest expense for the three months ended December 31, 2015, compared to the same period in 2014, is primarily attributable to increases of $156,000 in compensation and benefits expense, $44,000 in franchise and bank share taxes, $34,000 in audit and examination fees, $23,000 in data processing expense, $17,000 in legal fees, $16,000 in deposit insurance premiums, $7,000 in occupancy and equipment expense, $5,000 in advertising expense, and $5,000 in other non-interest expenses.  These increases were partially offset by a decrease of $16,000 in loan and collection expense. The $586,000 increase in non-interest expense for the six months ended December 31, 2015, compared to the same period in 2014, is primarily attributable to increases of $363,000 in compensation and benefits expense, $59,000 in franchise and bank share taxes, $45,000 in deposit insurance premiums, $34,000 in data processing expense, $32,000 in audit and examination fees, $31,000 in other non-interest expenses, $16,000 in occupancy and equipment expense, and $15,000 in legal fees.  These increases were partially offset by a decrease of $9,000 in advertising expense.  The increases in compensation and benefits expense were primarily due to increases in the compensation paid to mortgage lenders along with increases in support staff for the mortgage lenders.

At December 31, 2015, the Company reported total assets of $361.0 million, a decrease of $8.9 million, or 2.4%, compared to total assets of $369.8 million at June 30, 2015. The decrease in assets was comprised primarily of decreases in investment securities of $6.5 million, or 13.8%, from $46.9 million at June 30, 2015, to $40.4 million at December 31, 2015 and a decrease in loans held-for-sale of $7.3 million, or 51.6%, from $14.2 million at June 30, 2015, to $6.9 million at December 31, 2015.  These decreases were partially offset by increases in cash and cash equivalents of $3.2 million, or 15.1%, from $21.2 million at June 30, 2015 to $24.4 million at December 31, 2015, and other assets of $1.8 million, or 9.3%, from $19.1 million at June 30, 2015 to $20.9 million at December 31, 2015.  The decrease in loans held-for-sale results primarily from a decrease at December 31, 2015 in receivables from financial institutions purchasing the Company's loans held-for-sale.

The following table shows total loans originated and sold during the periods indicated.

	Six Months Ended December 31,
	2015	2014	% Change
	(In thousands)
Loan originations:
One- to four-family residential	$57,458	$46,226	24.3%
Commercial — real estate secured:
Owner occupied	23,461	37,983	(38.2)%
Non-owner occupied	1,070	1,493	(28.3)%
Multi-family residential	15	2,441	(99.4)%
Commercial business	16,439	22,372	(26.5)%
Land	3,143	3,381	(7.0)%
Construction	9,901	15,416	(35.8)%
Home equity loans and lines of credit and other consumer	4,015	4,732	(15.2)%
Total loan originations	$115,502	$134,044	(13.8)%
Loans sold	$(54,089)	$(40,442)	33.7%

Included in the $9.9 million and $15.4 million of construction loan originations for the six months ended December 31, 2015 and 2014, respectively, are approximately $9.8 million and $8.1 million, respectively, of one- to four-family residential construction loans and $135,000 and $7.3 million, respectively, of commercial and multi-family construction loans, all of which are primarily located in the Company's market area.

Total liabilities decreased $8.3 million, or 2.5%, from $326.4 million at June 30, 2015, to $318.2 million at December 31, 2015, primarily due to a decrease in advances from the Federal Home Loan Bank of Dallas of $12.1 million, or 31.6%, to $26.3 million at December 31, 2015, compared to $38.4 million at June 30, 2015, partially offset by an increase in total deposits of $2.7 million, or 0.9%, to $288.9 million at December 31, 2015, compared to $286.2 million at June 30, 2015.  The increase in deposits was primarily due to a $3.1 million, or 9.9%, increase in NOW accounts from $31.2 million at June 30, 2015 to $34.3 million at December 31, 2015, and a $4.0 million, or 21.7%, increase in savings deposits from $18.4 million at June 30, 2015 to $22.4 million at December 31, 2015, partially offset by a $200,000, or 0.4%, decrease in money market deposits from $45.6 million at June 30, 2015 to $45.4 million at December 31, 2015, a $2.1 million, or 1.4%, decrease in certificates of deposit from $146.0 million at June 30, 2015 to $143.9 million at December 31, 2015, and a decrease of $2.1 million, or 4.7%, in non-interest bearing demand deposits from $45.0 million at June 30, 2015 to $42.9 million at December 31, 2015.  At December 31, 2015 the Company had $11.7 million in broker deposits compared to $12.7 million at June 30, 2015.  The Company utilizes brokered certificates of deposit as a component of its strategy for lowering Home Federal Bank's overall cost of funds. The brokered certificates of deposit which have maturity dates greater than twelve months are callable by Home Federal Bank after twelve months pursuant to early redemption provisions.

At December 31, 2015, the Company had $248,000 of non-performing assets compared to $80,000 of non-performing assets at June 30, 2015, consisting of three single-family residential loans, at December 31, 2015, compared to two single family residential loans at June 30, 2015. At December 31, 2015, the Company had two single family residential loans and one commercial real estate loan classified as substandard, compared to one single family residential loan and one line of credit at June 30, 2015. There were no loans classified as doubtful at December 31, 2015 or June 30, 2015.

Shareholders' equity decreased $600,000, or 1.3%, to $42.8 million at December 31, 2015 from $43.4 million at June 30, 2015.  The primary reasons for the decrease in shareholders' equity from June 30, 2015, were the acquisition of Company stock of $1.8 million, dividends paid of $337,000 and a decrease in the Company's accumulated other comprehensive income of $253,000.  These decreases in shareholders' equity were partially offset by net income of $1.6 million, the vesting of restricted stock awards, stock options and the release of employee stock ownership plan shares totaling $126,000 and proceeds from the issuance of common stock from the exercise of stock options of $88,000.

The Company repurchased 78,425 shares of its common stock during the six months ended December 31, 2015 at an average price per share of $22.91.  On December 9, 2015, the Company announced that its Board of Directors approved a sixth stock repurchase program for the repurchase of up to 102,000 shares.  As of December 31, 2015, the 102,000 shares remained for repurchase under the program.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its five full-service banking offices and home office in northwest Louisiana.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may."  We undertake no obligation to update any forward-looking statements.

Home Federal Bancorp, Inc. of Louisiana
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)

	December 31, 2015	June 30, 2015
ASSETS	(Unaudited)

Cash and cash equivalents	$24,361	$21,166
Securities available for sale at fair value	38,914	44,885
Securities held to maturity (fair value December 31, 2015: $1,504 June 30, 2015: $2,010)	1,504	2,010
Loans held-for-sale	6,873	14,203
Loans receivable, net of allowance for loan losses (December 31, 2015: $2,650; June 30, 2015: $2,515)	268,415	268,427
Other assets	20,914	19,142

Total assets	$360,981	$369,833

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits	$288,900	$286,238
Advances from the Federal Home Loan Bank of Dallas	26,289	38,411
Other Borrowings	1,500	-
Other liabilities	1,463	1,798

Total liabilities	318,152	326,447

Shareholders' equity	42,829	43,386

Total liabilities and shareholders' equity	$360,981	$369,833

Home Federal Bancorp, Inc. of Louisiana
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Unaudited)

Interest income
Loans, including fees	$3,541	$3,436	$7,177	$6,744
Investment securities	1	2	3	3
Mortgage-backed securities	189	283	384	527
Other interest-earning assets	21	2	33	4
Total interest income	3,752	3,723	7,597	7,278
Interest expense
Deposits	599	552	1,204	1,087
Federal Home Loan Bank borrowings	63	66	125	111
Other bank borrowings	7	-	7	-
Total interest expense	669	618	1,336	1,198
Net interest income	3,083	3,105	6,261	6,080

Provision for loan losses	26	80	91	120
Net interest income after provision for loan losses	3,057	3,025	6,170	5,960

Non-interest income
Gain on sale of loans	428	415	1,154	887
Gain on sale of securities	-	10	-	10
Income on Bank Owned Life Insurance	40	41	80	83
Service charges on deposit accounts	139	113	272	213
Other income	13	15	26	31

Total non-interest income	620	594	1,532	1,224

Non-interest expense
Compensation and benefits	1,601	1,445	3,310	2,947
Occupancy and equipment	276	269	514	498
Data Processing	147	124	277	243
Audit and Examination Fees	83	49	133	101
Franchise and Bank Shares Tax	91	47	181	122
Advertising	65	60	126	135
Legal fees	151	134	218	203
Loan and collection	34	50	117	117
Deposit insurance premium	60	44	120	75
Other expenses	158	153	303	272

Total non-interest expense	2,666	2,375	5,299	4,713

Income before income taxes	1,011	1,244	2,403	2,471
Provision for income tax expense	330	409	781	813

NET INCOME	$681	$835	$1,622	$1,658

EARNINGS PER SHARE
Basic	$0.36	$0.42	$0.85	$0.83
Diluted	$0.35	$0.41	$0.83	$0.81

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Unaudited)
Selected Operating Ratios(1):
Average interest rate spread	3.39%	3.65%	3.43%	3.64%
Net interest margin	3.58%	3.83%	3.62%	3.83%
Return on average assets	0.74%	0.96%	0.88%	0.98%
Return on average equity	5.94%	7.50%	7.08%	7.30%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.07%	0.05%	0.07%	0.05%
Allowance for loan losses as a percent of non-performing loans	1,068.55%	1,383.04%	1,068.55%	1,383.04%
Allowance for loan losses as a percent of total loans receivable	0.98%	0.90%	0.98%	0.90%

Per Share Data:
Shares outstanding at period end	2,037,861	2,190,812	2,037,861	2,190,812
Weighted average shares outstanding:
Basic	1,869,835	1,996,814	1,898,388	2,001,154
Diluted	1,941,371	2,053,225	1,964,824	2,055,596
Tangible book value at period end	$21.02	$19.76	$21.02	$19.76

____________
(1)    Ratios for the three and six month periods are annualized.
(2)    Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow President and Chief Executive Officer (318) 222-1145